(h)(4)(xiii)

AMENDMENT No. 13

to the

Transfer Agency and Service Agreement

between

1290 Funds, EQ Advisors Trust, and SS&C GIDS, Inc.

This Amendment is made this 10th day of January 2025, to be effective January 21, 2025, between SS&C GIDS, Inc. (the “Transfer Agent”) and each of the entities, individually and not jointly, as listed on Schedule A (collectively, the “Funds” and individually, the “Fund”).

WHEREAS, the 1290 Funds, on behalf of each of its series, and the Transfer Agent are parties to the Transfer Agency and Service Agreement dated October 29, 2014, as amended (the “Agreement”);

WHEREAS, EQ Advisors Trust, on behalf of certain of its series, became a party to the Agreement pursuant to Amendment No. 6 dated January 24, 2019; and

WHEREAS, in accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein (hereinafter, “Amendment 13”).

NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the parties acknowledge and agree as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto, effective as of January 21, 2025.

2.	Except as specifically set forth in this Amendment 13, all other terms and conditions of the Agreement shall remain in full force and effect.

3.	This Amendment may be executed in separate counterparts, each of which will be deemed to be an original and all of which, collectively, will be deemed to constitute one and the same Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment 13 to be executed by a duly authorized officer as of the date and year first above written.

1290 FUNDS, ON BEHALF OF ITS SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A, ATTACHED HERETO	SS&C GIDS, INC.

By: /s/ Brian Walsh	By: /s/ Nicholas Wright
Name: Brian Walsh Title: Chief Financial Officer As an Authorized Officer on behalf of each of the Entities Individually and not Jointly as listed on Schedule A	Name: Nicholas Wright Title: Authorized Signatory

EQ ADVISORS TRUST, ON BEHALF OF ITS

SERIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A, ATTACHED

HERETO

By: /s/ Brian Walsh

Name: Brian Walsh

Title: Chief Financial Officer

As an Authorized Officer on behalf of each of the

Entities Individually and not Jointly as listed on

Schedule A

SCHEDULE A

January 21, 2025

Fund	Type of Entity	Jurisdiction
1290 Funds	Statutory Trust	Delaware

1290 Avantis® U.S. Large Cap Growth Fund

1290 Diversified Bond Fund

1290 Essex Small Cap Growth Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Loomis Sayles Multi-Asset Income Fund

1290 Multi-Alternative Strategies Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 SmartBeta Equity Fund

Fund	Type of Entity	Jurisdiction
EQ Advisors Trust*	Statutory Trust	Delaware

1290 VT Convertible Securities Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT Micro Cap Portfolio

1290 VT SmartBeta Equity ESG Portfolio

1290 VT Socially Responsible Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

EQ/2000 Managed Volatility Portfolio
EQ/400 Managed Volatility Portfolio
EQ/AB Short Duration Government Bond Portfolio
EQ/AB Small Cap Growth Portfolio
EQ/Aggressive Allocation Portfolio
EQ/Aggressive Growth Strategy Portfolio
EQ/Balanced Strategy Portfolio
EQ/ClearBridge Select Equity Managed Volatility Portfolio
EQ/Common Stock Index Portfolio
EQ/Conservative Allocation Portfolio
EQ/Conservative-Plus Allocation Portfolio
EQ/Core Bond Index Portfolio
EQ/Equity 500 Index Portfolio
EQ/Franklin Small Cap Value Managed Volatility Portfolio
EQ/Global Equity Managed Volatility Portfolio
EQ/Intermediate Government Bond Portfolio
EQ/International Core Managed Volatility Portfolio
EQ/International Equity Index Portfolio
EQ/International Value Managed Volatility Portfolio
EQ/Janus Enterprise Portfolio

EQ/Large Cap Core Managed Volatility Portfolio
EQ/Large Cap Growth Index Portfolio
EQ/Large Cap Growth Managed Volatility Portfolio
EQ/Large Cap Value Index Portfolio
EQ/Large Cap Value Managed Volatility Portfolio
EQ/Mid Cap Index Portfolio
EQ/Mid Cap Value Managed Volatility Portfolio
EQ/Moderate Allocation Portfolio
EQ/Moderate-Plus Allocation Portfolio
EQ/Money Market Portfolio
EQ/Quality Bond PLUS Portfolio
EQ/Small Company Index Portfolio
Multimanager Technology Portfolio

*	Class IB shares